Exhibit 1

EXECUTION COPY

Thomas & Betts Corporation

7.25% Notes due 2013

UNDERWRITING AGREEMENT

May 21, 2003

CREDIT SUISSE FIRST BOSTON LLC
WACHOVIA SECURITIES, INC.
BANC OF AMERICA SECURITIES LLC,
As Representatives of the Several Underwriters,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Ladies and Gentlemen:

     1.     Introductory. Thomas & Betts Corporation, a Tennessee corporation (“Company”), proposes to issue and sell $125,000,000 principal amount of its 7.25% Notes due 2013 (“Securities”) to be issued under an indenture, dated as of August 1, 1998 (“Base Indenture”), between the Company and The Bank of New York, as Trustee, as amended by that certain Second Supplemental Indenture dated the Closing Date, as defined in Section 3 hereof (“Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Company hereby agrees with the several Underwriters named in Schedule A hereto (“Underwriters”), for whom you are acting as Representatives (“Representatives,” which term, if the Underwriters are the same as the Representatives, shall be deemed to refer to the Underwriters), as follows:

     2.     Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) A registration statement on Form S-3 (No. 333-61465) relating to the Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933 (“Act”), has been declared effective under the Act and is not proposed to be amended in connection with the issuance and sale of the Securities pursuant to this Agreement. For purposes of this Agreement, “Effective Date” means the “effective date” (within the meaning of Rule 158(c) under the Act) of the Registration Statement or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement. Such registration statement, as amended at the Effective Date, including all material incorporated by reference therein, is hereinafter referred to as the “Registration Statement.” The form of prospectus, as supplemented relating to the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act and Section 5(a) hereof, including all material incorporated by reference in such prospectus and as supplemented, is hereinafter referred to as the “Prospectus.” As of the Effective Date, the Company was eligible to use Form S-3 under the Act. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(b) (i) On the Effective Date, the Registration Statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 (“Trust Indenture Act”) and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to (i) statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof or (ii) to those parts of the Registration Statement that constitute a Statement of Eligibility of Trustee (Form T-1) under the Trust Indenture Act.

(c) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission and except as otherwise subsequently disclosed therein, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934 (“1934 Act”) and the Rules and Regulations and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition (financial or other), or the business, properties, results of operations or business prospects, of the Company and its subsidiaries considered as a whole (“Material Adverse Effect”).

(e) Each subsidiary of the Company that is a significant subsidiary as defined in Rule 405 of Regulation C of the Rules and Regulations, all of which are listed on Schedule B attached hereto (each a “Significant Subsidiary”), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for (i) directors’ qualifying shares (except as otherwise stated in the Registration Statement) and (ii) the capital stock of Thomas & Betts International, Inc. pledged in connection with the Company’s Asset Securitization Program, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(f) Neither the Company nor any of its subsidiaries is in violation of their respective charters or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of them is a party or by which it or any of them or their respective properties may be bound.

(g) The execution and delivery of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action, this Agreement and the Base Indenture have been, and at the Closing Date the Supplemental Indenture will be, duly executed and delivered by the Company and such execution, delivery and consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, which conflict, breach or default would have, individually or in the aggregate with any other such instances, a Material Adverse Effect, nor will such action result in any material violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree currently in effect or in effect at the time of execution and delivery of this Agreement and the Indenture and applicable to the Company or any of its subsidiaries.

(h) The Indenture has been duly qualified under the Trust Indenture Act with respect to the Securities; the Securities have been duly authorized; and when the Securities are delivered and paid for pursuant to this Agreement on the Closing Date, (i) the Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus and (ii) the Indenture and the Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and the holders of the Securities will be entitled to the benefits provided by such Indenture.

(i) Except as disclosed in the Prospectus, there are no contracts or agreements between the Company and any person for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws.

(k) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens and encumbrances that would individually or in the aggregate have a Material Adverse Effect; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(l) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, the absence of which would individually or in the aggregate have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(m) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(n) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) The Company’s business and operations comply in all material respects with all laws and regulations applicable thereto and there are no known, proposed or threatened changes in any laws or regulations that would have a Material Adverse Effect on the Company or the manner in which it conducts its business.

(p) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

(q) Except for matters described in the Prospectus (as to which the Company can express no opinion at this time concerning the Company’s liability (if any)), there is no pending or, to the best knowledge of any financial officer of the Company, threatened action, suit or proceeding before any court or administrative agency that individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under the Indenture or this Agreement or that are otherwise material in the context of the sale of the Securities.

(r) The accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent public accountants as required by the Act and the Rules and Regulations thereunder.

(s) The financial statements of the Company included or incorporated by reference in the Prospectus or the Registration Statement present fairly the financial position of the Company and its consolidated subsidiaries as of the dates thereof and their results of operations, changes in common stockholders’ investment and cash flows of the Company, for the respective periods covered thereby, all in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the entire period involved; and the financial schedules included or incorporated by reference in the Prospectus or the Registration Statement present fairly the information required to be stated therein and meet the requirements of the Rules and Regulations promulgated under the Act and the 1934 Act.

(t) Except as stated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions that are material to the Company, and there has not been any material adverse change in the capital stock or short-term debt, or any material increase in long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(u) The Company is subject to the reporting requirements of either Section 13 or 15(d) of the 1934 Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(v) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(w) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of the Company or any securities of the Company.

(x) The Company maintains (i) systems of internal controls and processes sufficient to provide reasonable assurance that (A) transactions are executed in accordance with its management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (C) any inappropriate access to assets that would have a material effect on the consolidated financial statements of the Company is identified; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) assets are properly accounted for and safeguarded against loss from unauthorized use; and (ii) disclosure controls and procedures (as defined in Rule 13a-14(c) under the Exchange Act). The Company has not received from its independent public accountants a letter describing, or been informed by them of, a substantial or material deficiency in the Company’s internal accounting controls in connection with their audit of the Company’s financial statements attached to the Prospectus.

(y) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any subsidiary of the Company to or for the benefit of any of the officers or directors or shareholders of the Company or any subsidiary of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

     3.     Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 98.7% of the principal amount thereof, the respective principal amounts of Securities set forth opposite the names of the Underwriters in Schedule A hereto.

     The Company will deliver against payment of the purchase price the Securities in the form of one or more permanent global Securities in definitive form (“Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse First Boston LLC (“CSFB”)

drawn to the order of Thomas & Betts Corporation at the office of Pillsbury Winthrop LLP at 10:00 A.M., (New York time), on May 27, 2003, or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking at the above office of Pillsbury Winthrop LLP at least 24 hours prior to the Closing Date.

     4.     Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

     5.     Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) The Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (2) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement) (or, if applicable, subparagraph (5)). The Company will advise CSFB promptly of any such filing pursuant to Rule 424(b).

(b) The Company will advise CSFB promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplementation without CSFB’s consent (such consent not to be unreasonably withheld); and the Company will also advise CSFB promptly of the effectiveness of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, as it may be amended or supplemented, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFB of such event and will promptly prepare and file with the Commission, at the Company’s own expense, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither CSFB’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date that will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e) The Company will furnish to the Representatives copies of the Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement.

All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as CSFB designates and will continue such qualifications in effect so long as required for the distribution.

(g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Securities for sale under the securities or blue sky laws of the various states, for any fees charged by investment rating agencies for the rating of the Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

(h) For a period of 90 days after the date of the initial public offering of the Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of its debt securities having a maturity of more than one year after their date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB.

     6.     Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i) in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included or incorporated by reference in the Prospectus or the Registration Statement;

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements included or incorporated by reference in the Prospectus or the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

(B) at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or shareholders’ equity or any increase in short-term indebtedness of the Company or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in long-term debt of the Company and its consolidated subsidiaries, in all such cases set forth in this clause (B) as compared with amounts shown on the latest balance sheet included in the Prospectus, except in all such cases for changes, increases or decreases that the Prospectus discloses have occurred or may occur or that are described in such letter;

(C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales or net operating income, except in all cases set forth in this clause (C) for changes, increases or decreases that the Prospectus discloses have occurred or may occur or that are described in such letter; or

(D) the information included or incorporated by reference in the Prospectus or the Registration Statement in response to Item 301 (Selected Financial Data) and Item 402 (Executive Compensation) of Regulation S-K is not in conformity with the applicable disclosure requirements of Regulation S-K under the 1933 Act; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included or incorporated by reference in the Prospectus or the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole that, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States if, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, the effect of such disruption makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.

(d) The Representatives shall have received an opinion of the Vice President-General Counsel of the Company or the Assistant General Counsel of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect as set forth in Exhibit A.

(e) The Representatives shall have received an opinion, dated the Closing Date, of Davis, Polk & Wardwell, counsel for the Company, in form and substance reasonably satisfactory to the Representatives, substantially to the effect as set forth in Exhibit B.

(f) The Representative shall have received from Pillsbury Winthrop LLP, counsel for the Underwriters, such opinion, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Pillsbury Winthrop LLP may rely as to the incorporation of the Company and all other matters governed by Tennessee law upon the opinion delivered by the Vice President-General Counsel of the Company or the Assistant General Counsel of the Company pursuant to Section 6(d).

(g) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

(h) The Representatives shall have received a letter, dated the Closing Date, of KPMG LLP that meets the requirements of Section 6(a) hereof, except that the specified date referred to in Section 6(a) hereof will be a date not more than three days prior to the Closing Date for the purposes of this Section.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFB may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

     7.     Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof; provided further, however that the Company will not be liable to any Underwriter with respect to any preliminary prospectus to the extent that a prospectus relating to the Securities was required to be delivered by such Underwriter under the Act, if it shall be determined that such Underwriter, having been furnished by or on behalf of the Company with copies of the Prospectus as it may then be amended or supplemented in compliance with the Company’s obligations pursuant to Sections 5(c) and 5(e) hereof, thereafter fails to deliver the Prospectus (as so amended or supplemented) prior to or concurrently with the delivery of confirmation of the sale of the Securities to the person asserting such loss, claim, damage or liability and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (b)  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the third paragraph under the caption “Underwriting”, the second sentence of the fifth paragraph under the caption “Underwriting”, the eighth paragraph under the caption “Underwriting” and the last sentence of the ninth paragraph under the caption “Underwriting.”

     (c)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a) or 7(b) hereof, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 7(a) or 7(b) hereof except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

     (d)  If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) hereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or 7(b) hereof (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e)  The obligations of the Company under this Section shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8.     Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on the Closing Date and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Securities that the Underwriters are obligated to purchase on the Closing Date, CSFB may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to CSFB and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 hereof. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9.     Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 8 hereof or if for any other reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(g) hereof and the respective obligations of the Company and the Underwriters pursuant to Section 7 hereof shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(c) hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

     10.     Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 8155 T&B Boulevard, Memphis, TN 38215, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 7 hereof will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     11.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

     12.     Representation of Underwriters. CSFB will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by CSFB will be binding upon all the Underwriters.

     13.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14.     Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

THOMAS & BETTS CORPORATION

By /s/ THOMAS C. OVIATT

Title: VICE-PRESIDENT-TREASURER

The foregoing Underwriting Agreement is hereby confirmed
   and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

By /s/ PETER MATT

Title: MANAGING DIRECTOR

               Acting on behalf of themselves and the other several
                     Underwriters.

SCHEDULE A

Principal
Amount of
Underwriter	Securities

Credit Suisse First Boston LLC	$75,000,000
Wachovia Securities, Inc.	31,250,000
Banc of America Securities LLC	18,750,000
Total	$125,000,000

SCHEDULE B

Subsidiaries of the Company

Thomas & Betts International, Inc.
Thomas & Betts Limited
Thomas & Betts Caribe, Inc.
Thomas & Betts Commander LP

Exhibit A

Form of Opinion of the Vice President-General Counsel of the Company or
the Assistant General Counsel of the Company

     (i)  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Tennessee and has full corporate power and authority under such laws to own its properties and to conduct its business as described in the Prospectus; the Company is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except for such instances that in the aggregate will not have a Material Adverse Effect on the Company;

     (ii)  Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and, to the best of my knowledge, is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and all of such capital stock, except for (a) directors’ qualifying shares and (b) the capital stock of Thomas & Betts International pledged in connection with the Company’s Asset Securitization Program, is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

     (iii)  Except for matters described in the Prospectus (as to which I can express no opinion at this time concerning the Company’s liability (if any)), there is no pending or, to my knowledge, threatened action, suit or proceeding before any court or administrative agency that individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a Material Adverse Effect on the financial condition of the Company or the ability of the Company to perform its obligations under the Indenture;

     (iv)  The Company possesses all permits, approvals, franchises and other rights, the absence of which would individually or in the aggregate have a Material Adverse Effect, and that are requisite for the conduct of its business as described in the Prospectus or for the actions contemplated by this Agreement and the offering contemplated by the Prospectus;

     (v)  The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of the date it was declared effective by the Commission and such filing date, respectively, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and, as to documents incorporated by reference therein, such documents complied as to form in all material respects with the requirements of the 1934 Act and the Rules and Regulations thereunder in effect at the time such documents were filed with the Commission; I have reviewed or caused to be reviewed by attorneys under my supervision the Registration Statement, the Prospectus and each amendment and supplement thereto (including the documents incorporated by reference) and, on the basis of such review, I have no reason to believe that any part of the Registration Statement or any amendment thereto, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data derived therefrom contained in the Registration Statement or the Prospectus or the Statement of Eligibility of the Trustee on Form T-1);

     (vi)  I do not know of any statute or regulation or legal or governmental proceeding required to be described in the Prospectus that is not described as required, nor of any contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that is not described and filed as required; and the descriptions in the Registration Statement and the Prospectus of the contracts and other documents therein described are accurate and fairly present the information required to be shown;

     (vii)  The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions herein and therein contemplated and compliance with the terms of this Agreement do not and will not conflict with or result in a breach of any of the terms of the charter or by-laws of the Company, and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan, credit or note agreement, lease or other agreement or instrument material to the Company or any subsidiary of the Company to which the Company or any such subsidiary is a party or by which it, or any of them, or any or its or their properties are bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, having jurisdiction over the Company, any of its subsidiaries or any of its properties; and

     (viii)  This Agreement has been duly authorized, executed and delivered by the Company.

Exhibit B

Form of Opinion of Davis, Polk & Wardwell

     (i)  The Indenture has been duly authorized, executed and delivered and has been duly qualified under the Trust Indenture Act; the Securities delivered on the Closing Date have been duly authorized, executed, authenticated, issued and delivered and conform to the description thereof contained in the Prospectus; and the Indenture and the Securities delivered on the Closing Date constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

     (ii)  No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

     (iii)  The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company is a party that is identified on a schedule to such opinion (which shall include the Company’s credit facilities and indentures), or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement;

     (iv)  The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and

     (v)  This Agreement has been duly authorized, executed and delivered by the Company.

     In addition, such counsel has no reason to believe that (A) the Registration Statement or the Prospectus, or each amendment or supplement thereto, as of the date it was declared effective by the Commission and such filing date, respectively, did not comply as to form in all material respects with the requirements of the Act and the Rules and Regulations, (B) any part of the Registration Statement or any amendment thereto, as of the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (C) the Prospectus or any supplement thereto, as of its issue date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion as to the financial statements, financial schedules or other financial or statistical data derived therefrom contained in the Registration Statement or the Prospectus or the Statement of Eligibility of the Trustee on Form T-1);

     In rendering such opinion, Davis, Polk & Wardwell may rely as to the incorporation of the Company and all other matters governed by Tennessee law upon the opinion given by the Vice President-General Counsel of the Company or the Assistant General Counsel of the Company.